Exhibit 10.5
SECURITY AGREEMENT
THIS SECURITY AGREEMENT (hereinafter called “Agreement”) is entered into by and between RHA STROUD, LLC, an Oklahoma limited liability company (hereinafter called “Debtor”) and RURAL HOSPITAL ACQUISITION LLC, an Oklahoma limited liability company (hereinafter called “Secured Party”).
1. Grant of Security Interest. Subject to the terms and conditions of this Agreement, Debtor, for consideration, and to secure the full and prompt payment, observance and performance when due of any and all indebtedness owed by Debtor to Secured Party, whether at the stated time, by acceleration or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, whether or not of the same or similar class or of like kind to any indebtedness incurred contemporaneously with the execution of this Agreement, and whether now or hereafter existing, or due or to become due, and whether such indebtedness from time to time is reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation, the following:
(a) Any and all amounts owed by Debtor under, in connection with, and/or pursuant to the indebtedness evidenced by that certain Seller Note of even date herewith, in the original principal sum of Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000) (the “Note”), with interest thereon according to the provisions thereof, and all obligations thereunder, in connection therewith and/or pursuant to any and all agreements and other documents in connection therewith; and
(b) All sums advanced or expenses or costs paid or incurred (including, without limitation, reasonable attorneys’ fees and other legal expenses) by Secured Party pursuant to or in connection with the Note or any other agreements and documents in connection therewith plus applicable interest on such sums, expenses or costs; and
(c) Any extensions, modifications, changes, substitutions, restatements, renewals or increases or decreases of any or all of the indebtedness referenced above;
hereby grants to Secured Party a security interest in the collateral described in Schedule 1 to this Agreement and made a part hereof (hereinafter collectively called the “Collateral”).

2. Representations, Warranties and Covenants of Debtor. Debtor represents, warrants and covenants as follows:
(a) Debtor will give Secured Party sixty (60) days prior written notice of any change in (i) Debtor’s chief executive office (or, if Debtor has no place of business, Debtor’s residence), the location of the Collateral or the location of the records described above; (ii) the ownership of Debtor’s business; (iii) the principals responsible for the management of Debtor’s business; (iv) Debtor’s corporate structure or identity; or (v) Debtor’s name or trade name, or prior to commencing to use an assumed name not set forth in this Agreement.
(b) Without the prior written consent of Secured Party, Debtor will not move, sell, lease, permit any encumbrance on or otherwise dispose of the Collateral, other than its inventory in the ordinary course of its business. Debtor represents and warrants that Debtor is the sole owner of the Collateral, free and clear of all liens, charges, interests, and encumbrances, other than in favor of Secured Party, that no other person or other entity has any interest in the Collateral whatsoever, and that Debtor will defend same against all adverse claims and demands.
(c) Secured Party shall not be deemed to have waived any of its rights in any Collateral unless such waiver is in writing and signed by an authorized representative of Secured Party. No delay or omission by Secured Party in exercising any of Secured Party’s rights shall operate as a waiver thereof or of any other rights. Secured Party shall have, in addition to all other rights and remedies provided by this Agreement or applicable law, the rights and remedies of a secured party under the Uniform Commercial Code.
(d) Debtor will maintain the Collateral in good condition and repair and will pay promptly all taxes, levies, and encumbrances and all repair, maintenance and preservation costs pertaining to the Collateral. If Debtor fails to make such payments, Secured Party shall have the option, but not the obligation, to pay the same and Debtor agrees to repay, with interest at the highest rate applicable to any indebtedness which this Agreement secures, all amounts so expended by Secured Party. Debtor will at any time and from time to time, upon request of Secured Party, give any representative of Secured Party access during normal business hours to inspect the Collateral or the books and records thereof.
(e) Debtor agrees to pay to Secured Party on demand all expenses, including reasonable attorney fees and expenses, incurred by Secured Party in protecting or enforcing its rights in the Collateral or otherwise under this Agreement. After deducting all said expenses, the remainder of any proceeds of sale or other disposition of the Collateral shall be applied to the indebtedness due Secured Party in such order of preference as Secured Party shall determine.
(f) Debtor hereby agrees to faithfully preserve and protect Secured Party’s security interest in the Collateral at all times, and further agrees to execute and deliver, from time to time, any and all further, or other, documents, instruments, continuation statements and perform or refrain from performing such acts, as Secured Party may reasonably request to effect the purposes of this Agreement and to secure to Secured Party the benefits of all the rights, authorities and remedies conferred upon Secured Party by the terms of this Agreement.

3. Defaults. The occurrence of any of the following events shall constitute a default hereunder:
(a) The occurrence of any “Event of Default” under the provisions of the Note;
(b) The failure by Debtor to observe or perform any covenant, condition or agreement of this Agreement and the failure to cure such default; or
(c) The breach of any representation, warranty or certification by Debtor contained in this Agreement, or if any representation, warranty or certification made or agreed to be made herein or therein shall prove to be false or materially misleading at the time made or reaffirmed.
4. Remedies.
(a) Upon the occurrence of any default under this Agreement, Secured Party is authorized in its discretion to declare any or all of the indebtedness to be immediately due and payable without demand or notice to Debtor, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under applicable law, including, without limitation, the Uniform Commercial Code, such rights and remedies to include, without limitation, the right to take possession and sell, lease or otherwise dispose of the Collateral. If reasonable notice of any disposition of Collateral or other enforcement is required, such requirement will be met if such notice is mailed, postage pre-paid, to the address of Debtor shown below Debtor’s signature on this Agreement at least fifteen (15) days prior to the time of disposition or other enforcement. Debtor agrees that upon demand by Secured Party after default, Debtor will promptly assemble the Collateral and make the Collateral available to Secured Party at a place convenient to Secured Party.
(b) Upon the occurrence of any default under this Agreement, Debtor hereby irrevocably constitute and appoints Secured Party (and any employee or agent of Secured Party) as Debtor’s true and lawful attorney-in-fact with full power of substitution, in Secured Party’s name or Debtor’s name or otherwise, for Secured Party’s sole use and benefit, at Debtor’s cost and expense, to exercise the following powers with respect to the Collateral:
(1) To demand, sue for collection and receive, any and all monies due or owing with respect to the Collateral.
(2) To receive, take, endorse Debtor’s name on, assign and deliver any checks, notes, drafts, documents or other instruments taken or received by Secured Party in connection with the Collateral.
(3) To settle, compromise, prosecute, or defend any action or proceeding with respect to the Collateral.
(4) To sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds thereof, as fully as if Secured Party were the absolute owner thereof.
(5) To sign Debtor’s name to and file financing statements or such other documents and instruments as Secured Party may deem appropriate.

(6) To take any and all action that Secured Party deems necessary or proper to preserve its interest in the Collateral, including, without limitation, the payment of debts of Debtor that might impair the Collateral or Secured Party’s security interest therein, the purchase of insurance on the Collateral, the repair or safeguard of the Collateral, or the payment of taxes thereon.
(7) To notify account debtors of Secured Party’s security interest in Debtor’s accounts and to instruct them to make payment directly to Secured Party.
(8) Exercise all of the Debtor’s rights and remedies with respect to the collection of receivables.
(9) Take any and all other actions necessary to effectuate the collection of receivables or carry out the transactions contemplated hereby.
(c) Debtor agrees that the powers of attorney granted herein are coupled with an interest and shall be irrevocable until full, final and irrevocable payment and performance of the indebtedness secured hereby; and that neither Secured Party nor any officer, director, employee or agent of Secured Party shall be liable for any act or omission, or for any mistake or error of judgment, in connection with any such powers.
(d) Notwithstanding the foregoing, Secured Party shall be under no duty to exercise any such powers, or to collect any amount due on the Collateral, to realize on the Collateral, to keep the Collateral, to make any presentment, demand or notice of protest in connection with the Collateral, or to perform any other act relating to the enforcement, collection or protection of the Collateral.
(e) This Agreement shall not prejudice the right of Secured Party at its option to enforce the collection of any indebtedness secured hereby or any other instrument executed in connection with this transaction, by suit or in any other lawful manner. No right or remedy is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative to every other right or remedy herein or conferred in any other agreement or document for the benefit of Secured Party, or now or hereafter existing at law or in equity.
5. Miscellaneous. All of the provisions contained in Article 7 of the Purchase Agreement shall apply equally to this Agreement as if such provision were restated in full in this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.
Dated: April 1, 2011

SECURED PARTY:	DEBTOR:

RURAL HOSPITAL ACQUISITION LLC	RHA STROUD, LLC

By:	By:

Its:	Its:

SCHEDULE 1
(Collateral)
Debtor hereby grants to Secured Party a security interest in all of the following:
1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels and tangible personal property of every kind and description, and all appurtenances and additions thereto and renewals, substitutions and replacements thereof, now owned or hereafter acquired by Debtor, wherever situate, including, without limitation, all such personal property located at 2308 Highway 66 West, Stroud, Oklahoma 74079 (the “Premises”).
2. All general intangibles arising from or by virtue of any transaction related to the Premises, or any of the personal property described in this Schedule 1.
3. All permits, licenses, franchises, certificates and other rights and privileges, including the license for the operation of the acute care hospital facility located at the Premises (the “Hospital”) now held or hereafter acquired by Debtor in connection with the Premises or any of the personal property described in this Schedule 1.
4. All interests, estates or other claims or demands, in law and in equity, which Debtor now has or may hereafter acquire in the Premises or the personal property described in this Schedule 1.
5. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Debtor now has or may hereafter acquire in the Premises or any of the personal property described in this Schedule 1, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including, without limitation, any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages.
6. (a) All inventory of the Debtor located or stored for use at the Premises and all goods intended for sale or lease by the Debtor at or from the Premises, or for display or demonstration; (b) all work-in-process at the Premises; (c) all materials and supplies of every nature and description located at the Premises or stored for use at the Premises and of a nature that will, in the ordinary course of business, be used or consumed in the Debtor’s business at the Premises; and (d) all documents relating to any of the foregoing.
7. All accounts of Debtor and any and all rights of Debtor to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, chattel paper, general intangibles, or otherwise) for goods sold or leased or for services, including, but not limited to, accounts receivable, chattel paper, tax refunds, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any person in favor of Debtor.
8. All trademarks, trade names, patents, copyrights and any and all other intellectual property of the Debtor.
And all proceeds and products of the foregoing personal property described in this Schedule 1.